As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-239910

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 1902, Building C, King Long International Mansion
No. 9 Fulin Road, Beijing, 100107
People’s Republic of China
+86 (10) 8494-5799 — telephone

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

28 Liberty St.

New York, NY 10005

+1-212-894-8940 — telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Ordinary Shares, $0.0925 par value, issuable upon exercise of warrants(4)(5)	2,591,112	$1.25	$3,238,890	$421

(1)	All shares registered pursuant to this registration statement are to be offered for resale by the Selling Shareholders (defined below). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional Ordinary Shares of the registrant, $0.0925 par value per share, issued to prevent dilution resulting from stock splits, stock dividends or similar events. No additional consideration will be received for such additional number of Ordinary Shares, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.
(2)	Calculated pursuant to Rule 457(g) under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities act of 1933, as amended.
(4)	As described in greater detail in the prospectus contained in this registration statement, the Ordinary Shares to be offered for resale by selling shareholders include an aggregate of 2,591,112 Ordinary Shares underlying warrants to purchase Ordinary Shares issued to the selling shareholders in connection with private placement transactions. Among the 2,591,112 Ordinary Shares underlying the warrants, 911,112 Ordinary Shares are issuable upon exercise of certain amended and restated Ordinary Share purchase warrants issued on June 30, 2020, and 1,680,000 Ordinary Shares are issuable upon exercise of certain Ordinary Share purchase warrants issued on June 30, 2020.
(5)	Relates to the Ordinary Shares underlying the Ordinary Share purchase warrants, if such warrants are exercised for cash. If such warrants are exercised on a cashless basis, then the underlying Ordinary Shares shall be covered by the registration fee in respect of the Ordinary Shares.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 to the Registration Statement is being filed for the sole purpose of filing updated Exhibits 5.1 and 23.2 (included in Exhibit 5.1).

Item 9. Exhibits

Exhibit No.	Description
4.1	Form of Amended and Restated Warrant (incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 6-K filed on June 30 2020)
4.2	Form of Amended Warrant (incorporated by reference to Exhibit 99.4 of the Company’s Current Report on Form 6-K filed on June 30 2020)
5.1	Opinion of Campbells
23.1	Consent of Friedman LLP (incorporated by reference to Exhibit 23.1 of the Company’s Registration Statement on Form F-3 filed on July 17, 2020)
23.2	Consent of Campbells (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Company’s Registration Statement on Form F-3 filed on July 17, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 5, 2020.

RECON TECHNOLOGY, LTD

By:	/s/ Shenping Yin
Name:	Shenping Yin
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jia Liu
Name:	Jia Liu
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement or Amendment thereto on Form F-3.

SIGNATURE	TITLE	DATE

/s/ Shenping Yin	Chief Executive Officer and Director	August 5, 2020
Shenping Yin	(Principal Executive Officer)

/s/ Jia Liu	Chief Financial Officer	August 5, 2020
Jia Liu	(Principal Accounting and Financial Officer)

/s/ Huan Liu		August 5, 2020
Huan Liu	(Authorized Representative in the United States)

*	Chief Technology Officer and Director	August 5, 2020
Guangqiang Chen

*	Director	August 5, 2020
Yongquan Bi

*	Director	August 5, 2020
Shudong Zhao

*	Director	August 5, 2020
Jijun Hu

*	Director	August 5, 2020
Nelson N.S. Wong

*	Director	August 5, 2020
Yonggang Duan

*By: /s/ Jia Liu
Jia Liu, As Attorney-in-Fact